SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


        Date of Report (Date of earliest event reported): April 20, 2006


                               City Network, Inc.
               (Exact name of registrant as specified in charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

        001-31954                                          98-0467944
(Commission File Number)                       (IRS Employer Identification No.)


2F-1, No. 16, Jian Ba Road, Jhonghe City
   Taipei County, 235, Taiwan, ROC                             N/A
(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code: 011-886-2-8226-5566
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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On April 24, 2006, City Network, Inc. (the "Company") issued a press release announcing financial results for the fiscal year ended December 31, 2005, a going concern qualification, and the resignation of Mr. Tiao-Tsan Lai, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS,
           APPOINTMENT OF PRINCIPAL OFFICERS.

     On April 20, 2006, Mr. Tiao-Tsan Lai notified the Company of his resigned as the Chief Executive Officer, Chairman of the Board of Directors, and President of the Company.

     There were no disagreements between Mr. Lai and the Company on any matter relating to the Company's operations, policies or practices, which resulted in his resignation.

     On April 23, 2006, the Board of Directors of the Company appointed Ms. Alice Chen to serve as the Chief Executive Officer, Chairman of the Board of Directors, and President of the Company.

     Ms. Chen has been Vice President and a director of the Company since October 2002. Ms. Chen has been Vice General Manager of Sales and Marketing and a director of City Network - Taiwan, a wholly-owned subsidiary of the Company, since January 1999. During this time, Ms. Chen implemented and developed the Company's worldwide sales and marketing plan. Before joining the Company and City Network - Taiwan, Ms. Chen had ten years of experience working for the Taiwanese National Security Agency as a national policy analyst. Additionally, Ms. Chen spent three years working as head of sales and marketing for a Taiwanese public company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

    99.1     Press release dated April 24, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CITY NETWORK, INC.


                                            By: /s/ Alice Chen
                                               ---------------------------------
                                            Name:  Alice Chen
                                            Title: Chairman, President and Chief
                                                   Executive Officer

Dated: April 25, 2004

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                                INDEX TO EXHIBITS

No.                           Description
---                           -----------

99.1              Press release dated April 24, 2006.